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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                         _____________________________

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                        ______________________________

       Date of Report (Date of earliest event reported):  July 31, 2000

                       System Software Associates, Inc.
              (Exact Name of Registrant as Specified in Charter)

         Delaware                          0-15322                          36-3144515
(State or Other Jurisdiction       (Commission File Number)                (IRS Employer
      of Incorporation)                                                 Identification No.)

                  500 West Madison Street, Chicago, IL 60661
         (Address of Principal Executive Offices, Including Zip Code)


                                (312) 258-6000
             (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)


                                      N/A

    _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
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                ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 31, 2000, System Software Associates, Inc. (the "Company") completed the sale of substantially all of the Company's assets to SSA Acquisition Corporation ("Newco") pursuant to the Asset Purchase Agreement dated May 3, 2000, as amended (the "Asset Purchase Agreement"). Consideration received by the Company consisted of:

          .    $44,599,677, which was used to retire all amounts owing to the
          Company's senior secured lenders under the Company's pre-bankruptcy and debtor-in-possession loan agreements;

          .    $1,585,049, to be used to pay amounts owed to parties whose agreements with the Company were assigned to Newco as part of the sale;

          .    $2,000,000, to be used to pay administrative and priority claims arising out of the Company's bankruptcy proceeding;

          .    20% of the initial common equity of Newco (the "SSA Common Stock
          Allocation");

          .    Rights (the "SSA Rights") to purchase units of stock in Newco representing, in the aggregate, up to $5.3565 million face amount of preferred stock in Newco and 20% of Newco's common stock for an aggregate purchase price of $6.4278 million; and

          .    The assumption of certain liabilities specified in the Asset
          Purchase Agreement and the Schedules thereto.

     Prior to the closing, the Company, Newco and Gores Technology Group ("GTG") entered into a Fourth and Fifth Amendment to the Asset Purchase Agreement that, among other things:

          .    Increased the aggregate exercise price of the SSA Rights from
          $5.3565 million to $6.4278 million;

          .    Clarified the liabilities to be assumed by Newco at closing; and

          .    Required Newco to provide certain administrative assistance to the Company after the closing.

     Copies of the Fourth and Fifth Amendments are attached as Exhibits 99.1 and
99.2 hereto and copies of revised Schedules 1.01(a), 1.01(b), 1.02 and 1.04 to the Asset Purchase Agreement are attached as Exhibit 99.3 hereto.

     Victor Shepherd, the current Chief Executive Officer and a Director of the Company, is also the Chief Executive Officer and a Director of Newco. The following officers of the Company also have been offered employment by Newco in the capacities indicated below: Kirk Isaacson (Vice President, General Counsel and Secretary), Chuck Biebighauser (Senior Vice President -

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Global Services & Marketing), Howard Sproxton (Vice President - Research &
Development), Rick Gonzales (President - North America), Graeme Cooksley (President - Asia Pacific Japan), Phil Gray (President - Europe Middle East Africa), Martin Ambrose (Vice President - Solutions Management), Julie Paul (Treasurer) and Carol Wolniakowski (Corporate Counsel and Assistant Secretary).

     Newco obtained the funds for the acquisition from (i) a $15.0 million equity investment by an investment vehicle formed by Cerberus Partners L.P. on behalf of various funds and accounts managed by it (the "Investor Group") and
(ii) a $55.35 senior secured loan facility from Ableco Finance LLC (an affiliate of Cerberus Partners L.P.) and Foothill Capital Corporation.

     The initial equity of Newco was allocated as follows:

          .    60% of the common equity, together with preferred stock with a liquidation preference of $15.0 million, to the Investor Group in exchange for the equity investment described above;

          .    20% of the common equity to GTG, in exchange for management services to be provided to Newco; and

          .    20% of the common equity to the Company, as partial payment of the purchase price for the Company's assets.

     If Newco does not redeem at least $5 million of preferred stock held by Cerberus within the earlier of 30 days after consummation of the Company's plan of reorganization or liquidation or 180 days after the closing of the sale to Newco, the Investor Group will receive warrants (the "Investor Warrants") to acquire an additional ten percent (10%) of the initial common equity of Newco at a strike price of $.01 per share. If issued, these warrants will effectively reduce the SSA Equity Allocation from 20% to 10% of the initial common equity. Newco's senior lenders also have received warrants (the "Senior Lender Warrants") to purchase 35% of the common equity of Newco on a fully-diluted basis at a strike price of $0.01 per share.

     If both the Investor Warrants and Senior Lender Warrants are issued and exercised, then, without taking the SSA Rights into account, the SSA Common Stock Allocation would be reduced to 6.5% of the common equity of Newco, as opposed to the 25% provided for in the original Asset Purchase Agreement. If, in addition, all of the SSA Rights are exercised, the SSA Common Stock Allocation and the SSA Rights would represent an aggregate of 18.2% of the common stock of Newco. The per unit purchase price provided for in the SSA Rights is equal to 120% of the per unit purchase price paid by Cerberus for its preferred stock.

     As noted above, $2,000,000 of the cash consideration received by the Company has been allocated to pay administrative and priority claims arising out of the Company's bankruptcy proceeding. Such administrative and priority claims will not be known with certainty until a bar date has occurred and any such claims are reconciled and allowed. Accordingly, there can be no assurance that $2,000,000 will be sufficient to pay all such claims. If the funds are sufficient, the Company intends to submit to the Bankruptcy Court, within six months after the closing, a plan of reorganization or liquidation that would provide for the distribution of the SSA Common Stock Allocation and the SSA Rights in Newco to creditors of the Company holding unsecured,

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pre-bankruptcy claims not assumed by Newco, including holders of the Company's
7% Convertible Subordinated Notes due 2002. Those creditors would then be entitled to exercise the SSA Rights during a limited period of time after the distribution. Any such plan and distribution would be subject to, among other things, bankruptcy court approval.

     If $2,000,000 is not sufficient to pay all administrative and priority claims arising out of the Company's bankruptcy proceeding, some or all of the SSA Common Stock Allocation and SSA Rights may need to be liquidated or otherwise allocated to pay such claims. Thus, there can be no assurance that the Company's unsecured, pre-bankruptcy creditors will receive any distribution in the bankruptcy proceeding. As previously disclosed, the Company does not expect the bankruptcy proceeding to result in any distribution to holders of its preferred or common stock.

     Newco is currently privately held, and financial information regarding Newco is not publicly available. If the SSA Common Stock Allocation and SSA Rights are distributed to the Company's unsecured, pre-bankruptcy creditors, Newco is expected to become a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

     The statements contained in this Form 8-K and the exhibits hereto regarding the timing, process and results of the bankruptcy proceeding are "forward-looking" statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "intend," "expect," "believe," and "belief" and similar expressions, as they relate to the Company, have been used to identify such forward-looking statements. These statements reflect current beliefs and specific assumptions of the Company with respect to future events and are based on information currently available to it. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the results of the bankruptcy proceedings to differ from the results expressed in, or implied by, these statements.

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                   ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
                      FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired:
     Not applicable

(b)  Pro Forma Financial Information:
     Not applicable

(c)  Exhibits:

     99.1 Fourth Amendment to Asset Purchase Agreement dated as of July 26, 2000
     99.2 Fifth Amendment to Asset Purchase Agreement dated as of July 31, 2000
     99.3 Final Versions of Schedules 1.01(a), 1.01(b), 1.02 and 1.04 to the Asset Purchase Agreement. The Company will furnish supplementally a copy of all other schedules to the Asset Purchase Agreement upon request.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 System Software Associates, Inc.



                                 By: /s/ Kirk J. Isaacson
                                     ---------------------------
                                     Kirk J. Isaacson
                                     Vice President and General
                                        Counsel


Dated: August 4, 2000

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                                 EXHIBIT INDEX

99.1  Fourth Amendment to Asset Purchase Agreement dated as of July 26, 2000
99.2  Fifth Amendment to Asset Purchase Agreement dated as of July 31, 2000
99.3 Final Versions of Schedules 1.01(a), 1.01(b), 1.02 and 1.04 to the Asset Purchase Agreement.

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